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                                                                 EXHIBIT 10.65

                                LC ACCOUNT AGREEMENT


     THIS LC ACCOUNT AGREEMENT (the "Agreement") is made and entered into as of this 11th day of March, 1998 by and between THE COCA-COLA BOTTLING GROUP (SOUTHWEST), INC. a Nevada corporation (the "Pledgor"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in either or both of the Credit Agreement.

                                 W I T N E S S E T H:

     WHEREAS, the Secured Parties have agreed to provide to the Pledgor certain credit facilities, including a term loan facility and a revolving credit facility with a letter of credit sublimit pursuant to the Credit Agreement dated as of March 11, 1998 among the Pledgor, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated the "Credit Agreement"); and

     WHEREAS, as a condition precedent to the Lenders' obligations to make the Loans or to issue Letters of Credit, the Pledgor is required to execute and deliver to the Agent a copy of this Agreement on or before the Closing Date;

     WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless each Pledgor enters into this Agreement;

     NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make Loans and issue Letters of Credit and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. DEFINITIONS. The following capitalized terms used in this Agreement shall have the following meanings notwithstanding any definition thereof in the Credit Agreement. Other capitalized terms used but not defined herein shall have the meanings therefor set forth in the Credit Agreement.

     "COLLATERAL" means (a) all funds from time to time on deposit in the LC Account; (b) all Investments and all certificates and instruments from time to time representing or evidencing such Investments; (c) all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of the Pledgor in substitution for or in addition to any or all of the Collateral described in clause (a) or (b) above; (d)

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all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral described in clause (a), (b) or (c) above; and (e) to the extent not covered by clauses (a) through (d) above, all proceeds of any or all of the foregoing Collateral.

     "INVESTMENTS" means those investments, if any, made by the Agent pursuant to SECTION 5 hereof.

     "LC ACCOUNT" means the cash collateral account established and maintained pursuant to SECTION 2 hereof.

     "SECURED OBLIGATIONS" means (i) all Obligations of the Pledgor now existing or hereafter arising under or in respect of the Credit Agreement or the Notes (including, without limitation, the Pledgor's obligation to pay principal and interest and all other charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in the Credit Agreement or the Notes) or any documents or agreement related to the Credit Agreement or the Notes; and (ii) without duplication, all obligations of the Pledgor now or hereafter existing under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in this Agreement.

     2.   LC ACCOUNT; CASH COLLATERALIZATION OF LETTERS OF CREDIT.

          (i) At any time, in the Agent's sole discretion, the Agent shall establish and maintain at its offices at 101 North Tryon Street, Charlotte, North Carolina, in its name and under its sole dominion and control, a cash collateral account designated as The Coca-Cola Bottling Group (Southwest), Inc. Cash LC Account (the "LC Account").

          (ii) In the event that the Pledgor delivers to the Agent an amount equal to the maximum amount remaining undrawn or unpaid under any Letters of Credit either (A) as required pursuant to ARTICLE XI of the Credit Agreement or (B) as otherwise agreed by the parties hereto to provide cash collateral for the undrawn amount of any Letter of Credit other than after the occurrence and during the continuation of an Event of Default, the Agent shall deposit such amount into the LC Account to be held pursuant to the terms of this Agreement. Upon a drawing under the Letters of Credit in respect of which any amounts described above have been deposited in the LC Account, the Agent shall apply such amounts to reimburse NationsBank for the amount of such drawing. In the event the Letters of Credit are canceled or expire or in the event of any reduction in the maximum amount available at any time for drawing under such Letters of Credit (the "Maximum Available Amount"), the Agent shall apply the amount then in the LC Account less the Maximum Available Amount immediately after such cancellation, expiration or reduction, if any, FIRST, to the cash collateralization of the Letters of Credit if the Pledgor has failed to pay all or a portion of the maximum amounts described in the first sentence of this clause (ii) above, SECOND, to the payment in full of the


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     outstanding Secured Obligations and THIRD, the balance, if any, to the
     Pledgor or as otherwise required by law.

          (iii) Interest and other income received in respect of Investments of any amounts deposited in the LC Account pursuant to clause (ii) of this
     SECTION 2 shall be held by the Agent as additional Collateral hereunder.

     3. PLEDGE; SECURITY FOR SECURED OBLIGATIONS. The Pledgor hereby grants and pledges to the Agent, for itself and on behalf of the Secured Parties, a first priority lien and security interest in the Collateral now existing or hereafter arising or acquired, as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy
Code), of all Secured Obligations.

     4.   DELIVERY OF COLLATERAL.   The Collateral shall be delivered to the
Agent, for the benefit of the Lenders, in the form of immediately available funds.

     5. INVESTING OF AMOUNTS IN THE LC ACCOUNT; AMOUNTS HELD BY THE AGENT. Cash held by the Agent in the LC Account shall not be invested or reinvested except as provided in this SECTION 5.

          (i) Subject to the remedies and other rights provided in SECTION 11 hereof and provided that the lien and security interest in favor of the Agent and Secured Parties remains perfected and so long as no Event of Default shall have occurred and be continuing, any funds on deposit in the LC Account shall be invested by the Agent in cash equivalents.

          (ii) The Agent shall have no responsibility and the Pledgor hereby agrees to hold the Agent and the Lenders harmless for any loss in the value of the Collateral resulting from a fluctuation in interest rates or otherwise. Any interest on Investments permitted hereunder and the net proceeds of the sale or payment of any such Investments shall constitute part of the Collateral and be held in the LC Account by the Agent.

     6. REPRESENTATIONS AND WARRANTIES. In addition to its representations and warranties made pursuant to ARTICLE VIII of the Credit Agreement, the Pledgor represents and warrants to the Agent (for itself and as agent on behalf of the Lenders), that the following statements are true, correct and complete:

          (i) The Pledgor will be the legal and beneficial owner of the Collateral free and clear of any Lien except for the lien and security interest created by this Agreement and Permitted Liens in favor of Governmental Authorities;


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          (ii)   The pledge and assignment of the Collateral pursuant to this
     Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

     7. FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time, at the Pledgor's expense, the Pledgor will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     8. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not (a) sell or otherwise dispose of any of the Collateral, or (b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Lien and security interest created by this Agreement and the Credit Agreement and Permitted Liens in favor of Governmental Authorities.

     9. THE AGENT APPOINTED ATTORNEY-IN FACT. Upon the occurrence and during the continuation of an Event of Default, the Pledgor hereby appoints the Agent as its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's reasonable discretion to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of the Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor or either of them representing any payment, dividend, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. In performing its functions and duties under this Agreement, the Agent shall act solely for the Secured Parties and the Agent has not assumed nor shall be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Pledgor.

     10. THE AGENT MAY PERFORM. If Pledgor fails to perform any agreement contained herein, after notice to Pledgor, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by Pledgor under SECTION 13 hereof.

     11. STANDARD OF CARE; NO RESPONSIBILITY FOR CERTAIN MATTERS. In dealing with the Collateral in its possession, the Agent shall exercise the same care which it would exercise in dealing with similar collateral property pledged by others in transactions of a similar nature, but it shall not be responsible for
(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, (b) taking any steps to preserve rights against any parties with respect to any Collateral (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral), (c) the collection of any proceeds,
(d) any loss resulting from Investments made pursuant to SECTION 4 hereof, or
(e) determining (x) the correctness of any statement or calculation made by the Pledgor in any written instructions, or (y) whether any deposit in the LC Account is proper.


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     12.  REMEDIES UPON DEFAULT; APPLICATION OF PROCEEDS.  If the Borrower shall fail to perform any action required hereunder or shall otherwise breach any term or provision hereof (a "Default" hereunder) which Default shall not have been waived in accordance with SECTION 13.6 of the Credit Agreement:

          (i) The Agent may and shall at the request of the Required Lenders exercise in respect of the Collateral, in addition to other rights and remedies provided for herein otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") as in effect in the state in which the Collateral is located at that time, and the Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices, and upon such other terms as the Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (ii) In addition to the remedies set forth in part (i) above and subject to the provisions of SECTION 2(ii) hereof, any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or part of the Collateral shall be applied (after payment of any amounts payable to the Agent pursuant to SECTION 12 hereof) by the Agent to pay the Secured Obligations pursuant to ARTICLE XI of the Credit Agreement.

     13. EXPENSES. In addition to any payments of expenses of the Agent pursuant to the Credit Agreement or the other Loan Documents, the Pledgor agrees to pay promptly to the Agent all the costs and expenses, including reasonable attorneys fees and expenses, which the Agent may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Agent hereunder, or (c) the failure by the Pledgor to perform or observe any of the provisions hereof.

     14. NO DELAYS; WAIVER, ETC. No delay or failure on the part of the Agent in exercising, and no course of dealing with respect to, any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.


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     15.  AMENDMENTS, ETC.  No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall in any event be effective without the written concurrence of the Agent.

     16. CONTINUING SECURITY INTEREST; TERMINATION. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) shall have been indefeasibly paid in full in cash, the commitments or other obligations of the Agent or any Lender to make any Loan under the Credit Agreement shall have expired, the Letters of Credit shall have expired and the Facility Termination Date shall have occurred, (b) be binding upon Pledgor, its successors and assigns, and (c) inure to the benefit of the Agent, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c) and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the indefeasible payment in full in cash of the Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable), and the cancellation or expiration of the Letters of Credit and termination or expiration of all commitments and other obligations of the Agent and any Lender to make any Loan and the occurrence of the Facility Termination Date, Pledgor shall be entitled, subject to the provisions of SECTION 11 hereof, to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     17. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises, and agreements by or on behalf of the Pledgor or by and on behalf of the Agent shall bind and inure to the benefit of the successors and assigns of the Pledgor, the Agent and the Lenders.

     18. ANTI-MARSHALLING PROVISIONS. The right is hereby given by each Pledgor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release the Pledgor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in SECTION 11.5 of the Credit Agreement. The Pledgor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.


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     19.  ABSOLUTE RIGHTS AND OBLIGATIONS.  All rights of the Secured Parties, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

          (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

          (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgors in respect of the Secured Obligations or of this Agreement.

     20.  DEFINITIONS.   All terms used herein and not otherwise defined herein
or in the Credit Agreement shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Texas, and such definitions are hereby incorporated herein by reference and made a part hereof.

     21. ENTIRE AGREEMENT. This Agreement, together with the Credit Agreement, the Guaranty Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

     22. FURTHER ASSURANCES. The Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. The Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Pledgor or any other Person to any of such issuers or obligors.


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     23.  BINDING AGREEMENT; ASSIGNMENT.  This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Obligations.

     24. SWAP AGREEMENTS. All obligations of the Borrower under Swap Agreements shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

     25. SEVERABILITY. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

     26. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     27. INDEMNIFICATION. Without limitation of SECTION 13.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Pledgor hereby covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Pledgor has incurred any Obligation (all the foregoing, collectively, the "indemnified liabilities"); PROVIDED, HOWEVER, that the Pledgor shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of the Agent or any Lender. The agreements in this subsection shall survive repayment of all Secured Obligations, termination or expiration of this Agreement and occurrence of the Facility Termination Date.

     28. TERMINATION. This Agreement and all obligations of the Pledgor hereunder shall terminate on the Facility Termination Date, at which time the Liens and rights granted to the Agent for the benefit of the Secured Parties hereunder shall automatically terminate and no longer be in effect, and the Collateral shall automatically be released from the Liens created hereby. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Pledgor, deliver to the Pledgor the Collateral, together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Agent.


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     29.  REMEDIES CUMULATIVE.  All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement and the extension of the Revolving Credit Facility and the Term Loan Facility to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Pledgor's pledge of the Collateral pursuant to the terms hereof.

     30.  NOTICES.   Any notice required or permitted hereunder shall be given,
(a) with respect to the Pledgor, at the address of the Borrower indicated in
SECTION 13.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in SECTION 13.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in Section 13.2 of the Credit Agreement.

     31.  GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

          (b) THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF DALLAS, STATE OF TEXAS, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE PLEDGOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN
     SECTION 13.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF TEXAS.


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          (d)    NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL
     PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE PLEDGOR OR ANY OF THE PLEDGOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE PLEDGOR AND THE AGENT ON BEHALF OF THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                              [SIGNATURE PAGE FOLLOWS.]





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     IN WITNESS WHEREOF, the Pledgor and the Agent have caused this LC Account
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                       THE COCA-COLA BOTTLING GROUP
                                       (SOUTHWEST), INC.


                                       By:
                                           ---------------------------------
                                       Name:  Charles F. Stephenson
                                       Title: President



                                       NATIONSBANK, NATIONAL ASSOCIATION,
                                       as Agent for the Lenders


                                       By:
                                           ---------------------------------
                                       Name:  Thomas F. O'Neill
                                       Title: Senior Vice President



                             Signature Page 1 of 1